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Exhibit 10.68

PINNACLE ENTERTAINMENT, INC.

STOCK OPTION GRANT NOTICE

(Stock Option Exchange Program)

Pinnacle Entertainment, Inc. (the “Company”), pursuant to its 2005 Equity and Performance Incentive Plan (the “Plan”) and its Stock Option Exchange Program (the “Program”), hereby grants to Optionee the option to purchase the number of Shares of the Company set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth in this Grant Notice and the attached Stock Option Agreement (the “Option Agreement”) and the Plan and the Program, all of which have been provided to you and are incorporated herein in their entirety.

Optionee:	Daniel Boudreaux
Address of Optionee:	8545 Killians Greens Drive, Las Vegas, NV 89131
Date of Grant:	September 9, 2011
Number of Shares of Common Stock:	19,546
Exercise Price Per Share:	$11.25
Term of Option:	April 20, 2017
Vesting Date:	September 9, 2012
Type of Option	NQSO

Vesting Schedule: Subject to the restrictions and limitations of the Option Agreement and the Plan, this Option shall vest and become exercisable with respect to 100% of the Shares subject to this Option on the Vesting Date.

Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and has read and understands and agrees to, the Option Agreement. Optionee further acknowledges that as of the Date of Grant, the Option Agreement, the Plan and the Program set forth the entire understanding between Optionee and the Company regarding the grant by the Company of the Option referred to in this Grant Notice. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Compensation Committee upon any questions arising under the Plan and the Program. Defined terms not otherwise defined herein have the meanings ascribed to them in the Option Agreement and if not therein, then in the Plan.

PINNACLE ENTERTAINMENT, INC.		OPTIONEE:

By:	/s/ Anthony M. Sanfilippo	/s/ Daniel Boudreaux
	Anthony M. Sanfilippo	Daniel Boudreaux

Title:	President & Chief Executive Officer	Date: 9/14/11

Date: 9-14-11

ATTACHMENTS: Option Agreement

Stock Option Exchange — Grant Notice and Stock Option Agreement

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PINNACLE ENTERTAINMENT, INC.

STOCK OPTION AGREEMENT

UNDER STOCK OPTION EXCHANGE PROGRAM

THIS STOCK OPTION AGREEMENT (together with the attached grant notice (the “Grant Notice”), the “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), and the individual (the “Optionee”) set forth on the Grant Notice.

A. Pursuant to the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan (the “Plan”) and the Pinnacle Entertainment, Inc. Stock Option Exchange Program (the “Program”), the Compensation Committee (the “Committee”) has granted on September 9, 2011 to the Optionee, an option (the “Option”) to purchase the number of shares of the Common Stock of the Company (the “Shares” or the “Option Shares”) set forth on the Grant Notice, at the exercise price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1. Cancellation of Surrendered Option; Grant and Terms of Stock Option.

1.1 Cancellation of Surrendered Option. Subject to the terms of the Program, Optionee previously tendered a previously-granted stock option (the “Surrendered Option”) and irrevocably agreed to the cancellation of the Surrendered Option as a condition precedent to the grant of this Option. The Surrendered Option is hereby cancelled, the Optionee releases the Company from all its obligations under the Surrendered Option, and the Optionee acknowledges and agrees that this Option is granted in exchange for the Surrendered Option.

1.2 Grant of Option. Pursuant to the Grant Notice, the Company has granted to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of Shares set forth on the Grant Notice at a purchase price per Share equal to the exercise price per Share set forth on the Grant Notice. This Option is intended to be a Nonqualified Stock Option.

1.3 Vesting. Subject to the provisions of the Plan and the other provisions of this Agreement, this Option shall vest and become exercisable in accordance with the schedule set forth in the Grant Notice. Notwithstanding the foregoing and except as otherwise provided (including, without limitation, any additional vesting provisions) in a written employment agreement between the Company and the Optionee, (a) in the event of termination of the Optionee’s Continuous Status as an Employee for any reason (other than because of termination due to Cause, death or Disability), this Option shall immediately cease vesting; (b) in the event of termination of the Optionee’s Continuous Status as an Employee as a result of death or Disability, this Option shall immediately cease vesting; or (c) in the event of termination of the Optionee’s Continuous Status as an Employee because of termination due to Cause, then this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested.

1.4 Term of Option. The “Term” of this Option shall begin on the Date of Grant set forth in the Grant Notice and end on the expiration of the Term specified in the Grant Notice. No portion of this Option may be exercised after the expiration of the Term.

1.4.1 In the event of termination of Optionee’s Continuous Status as an Employee for any reason other than death, Disability, or Cause, except as otherwise provided in a written employment agreement between the Company and the Optionee, the portion of this Option that is not vested and exercisable as of the date of termination shall be immediately cancelled and terminated. In addition, except as otherwise provided in a written employment agreement between the Company and the Optionee, the portion of this Option that is vested and exercisable as of the date of termination shall terminate and be cancelled on the earlier of (i) the expiration of the Term, or (ii) ninety (90) days after termination of Optionee’s Continuous Status as an Employee.

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1.4.2 In the event of termination of Optionee’s Continuous Status as an Employee, except as otherwise provided in a written employment agreement between the Company and the Optionee, the portion of this Option that is not vested and exercisable as of the date of termination shall be immediately cancelled and terminated. In addition, except as otherwise provided in a written employment agreement between the Company and the Optionee, the portion of this Option that is vested and exercisable as of the date of termination shall terminate and be cancelled on the earlier of (i) the expiration of the Term, or (ii) 12 months after termination of Optionee’s Continuous Status as an Employee by death or Disability.

1.4.3 If Optionee’s Continuous Status as an Employee is terminated for Cause, or if, after the termination of Optionee’s Continuous Status as an Employee, the Committee determines that Cause existed before such termination, except as otherwise provided in a written employment agreement between the Company and the Optionee, this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested.

2. Method of Exercise.

2.1 Delivery of Notice of Exercise. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of this Agreement and the Plan. Such written notice shall be signed by the Optionee (or by the Optionee’s executors, administrators, guardian, beneficiary or legal representative, Family Members or any other person entitled to exercise this Option under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall not be deemed exercised until the Company receives such written notice accompanied by payment of the exercise price and any other applicable terms and conditions of this Agreement are satisfied. This Option may not be exercised for a fraction of a Share.

2.2 Restrictions on Exercise. No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed and all applicable requirements of any Applicable Laws and of any regulatory bodies having jurisdiction over such issuance. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Committee, to comply with any Applicable Law.

2.3 Method of Payment. Payment of the exercise price shall be made in full at the time of exercise (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) by delivery of a properly executed exercise notice together with any other documentation as the Committee and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price, or (d) any combination of any of the foregoing. In addition, the Committee may impose such other conditions in connection with the delivery of shares of Common Stock in satisfaction of the exercise price as it deems appropriate in its sole discretion.

2.4 No Rights as a Stockholder. Until the stock certificate evidencing shares of Common Stock issued upon exercise of this Option is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

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3. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee or the Optionee’s guardian or legal representative. Subject to all of the other terms and conditions of this Agreement, following the death of Optionee, this Option may, to the extent it is vested and exercisable by Optionee in accordance with its terms on the date of death, be exercised by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death under the Plan. Notwithstanding the first sentence of this Section 3, if this Option is a Nonqualified Stock Option, this Option may be assigned, in connection with the Optionee’s estate plan, in whole or in part, during the Optionee’s lifetime to one or more Family Members of the Optionee. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

4. Restrictions; Restrictive Legends. Ownership and transfer of Shares issued pursuant to the exercise of this Option will be subject to the provisions of, including ownership and transfer restrictions (including, without limitation, ownership and transfer restrictions imposed by applicable gaming laws) contained in, the Company’s Certificate of Incorporation, as amended from time to time, restrictions imposed by Applicable Laws and restrictions set forth or referenced in legends imprinted on certificates representing such Shares.

5. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that this Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Committee may, in the exercise of its sole discretion, declare that this Option will terminate as of a date fixed by the Committee and give the Optionee the right to exercise this Option prior to such date as to all or any part of the optioned stock, including shares as to which this Option would not otherwise be exercisable.

6. General.

6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

6.2 Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or 3 days after the mailing of such notice.

If to the Company:	Pinnacle Entertainment, Inc. 8918 Spanish Ridge Avenue Las Vegas, Nevada 89148 Attention: General Counsel

If to the Optionee, at the address set forth on the Grant Notice.

6.3 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option. This appointment is coupled with an interest and is irrevocable.

6.4 No Employment Rights. Nothing herein contained shall be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ the Optionee or contract for the Optionee’s services, to restrict the Company’s or such subsidiary’s right to discharge the Optionee or cease contracting for the Optionee’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Optionee and the Company or any of its subsidiaries.

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6.5 Modifications. This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

6.6 Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Option Shares on or with respect to which such other capital stock was distributed.

6.7 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

6.8 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

6.9 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

6.10 No Assignment. Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

6.11 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

6.12 Equitable Relief. The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

6.13 Arbitration.

6.13.1 General. Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 6.13 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Las Vegas, Nevada.

6.13.2 Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the “Independent” (or “Gold Card”) list of retired judges or, at the option of the Optionee, from a list of nine persons

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(which shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Las Vegas, Nevada. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

6.13.3 Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, stockholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgement if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

6.13.4 Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Optionee wishes to contribute (up to 50%) of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.

6.13.5 Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

6.14 Withholding Taxes. The Company has the right to take whatever steps the Company deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company’s obligations to deliver shares of Common Stock upon the exercise of this Option will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of this Option, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the shares issued on such exercise. Without limiting the generality of the foregoing, the Committee in its discretion may authorize the Optionee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the shares of Common Stock which would otherwise be issued on the exercise of an Option that number of shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability.

6.15 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

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6.16 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

6.17 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.18 Complete Agreement. As stated in the Offer to Exchange, by tendering the Surrendered Option for exchange under the Program, you irrevocably agreed, upon the Company’s acceptance of the Surrendered Option in the Program, that you (a) acknowledge receiving a copy of the Plan and represent that you are familiar with and understand all provision of the Plan and this Agreement; (b) voluntarily and knowingly accept this Agreement and the Option granted to you under it subject to all provision of the Plan and this Agreement.

6.19 Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

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PINNACLE ENTERTAINMENT, INC.

By:	/s/ Anthony M. Sanfilippo
Anthony M. Sanfilippo
Its:	President & Chief Executive Officer

OPTIONEE

/s/ Daniel Boudreaux
Name: Daniel Boudreaux

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EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, Nevada 89169

Attn: General Counsel

Ladies and Gentlemen:

The undersigned hereby elects to exercise the option indicated below:

Option Grant Date: ____________________

Type of Option: Incentive Stock Option / Nonqualified Stock Option

Number of Shares Being Exercised: ____________

Exercise Price Per Share: _________________

Total Exercise Price: $_____________

Method of Payment: ______________

Enclosed herewith is payment in full of the total exercise price and a copy of the Grant Notice.

My exact name, current address and social security number for purposes of the stock certificates to be issued and the stockholder list of the Company are:

Name: _______________________________

Address:_______________________________

_____________________________

Social Security Number: ________________

Sincerely,

Dated: _________________
(Optionee’s Signature)

Stock Option Exchange — Grant Notice and Stock Option Agreement